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                                                                   EXHIBIT 2.1.2

                2.1.2   Action By Incorporator Of HyperBaric Systems

                            ACTION BY INCORPORATOR OF

                               HYPERBARIC SYSTEMS,

                            a California Corporation

                The undersigned, being the Incorporator of this corporation, acting in accordance with Section 210 of the California Corporations Code, desiring to take the following action, hereby adopts the following resolutions:

ADOPTION OF BYLAWS

                WHEREAS, it is deemed to be in the best interest of this Corporation that Bylaws be adopted,

                NOW, THEREFORE, BE IT RESOLVED, that the form of Bylaws attached hereto as Exhibit "A" be, and they hereby are, adopted as the Bylaws of the Corporation;

                RESOLVED FURTHER, that the Secretary of the Corporation be, and hereby is, authorized and directed to execute a certificate as to the adoption of the Bylaws by these resolutions, to affix such certificate, immediately following the last page thereof, to an original copy of said Bylaws adopted hereby, and to cause said Bylaws, together with such certificate, to be placed in the Book of Minutes of the Corporation;

                RESOLVED FURTHER, that, pursuant to Section 213 of the California General Corporation Law, the Secretary of the Corporation be, and hereby is, authorized and directed to cause a true and complete copy of said Bylaws, as amended from time to time, as now or hereafter in effect, similarly certified, to be kept at the principal executive office of the Corporation in California, which Bylaws shall be open to inspection by the shareholders of the Corporation at all reasonable times during office hours.



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ELECTION OF OFFICERS

               The following persons are hereby elected to the offices indicated until such persons resign or are terminated or replaced by a duly authorized action of the Board:

                        1.     Chairman of the Board       Paul Okimoto
                        2.     President and CEO           Harry Masuda
                        3.     Executive Vice President    Paul Okimoto
                        4.     Chief Financial Officer     Harry Masuda
                        5.     Secretary                   Mary T. Hernandez

ELECTION OF DIRECTORS

                The following persons shall serve as the initial directors to serve until successors are elected by the shareholders in the manner set forth in the Bylaws of this Corporation:

                                         Paul Okimoto

                                         Harry Masuda

                                         George Tsukuda

                WITNESS my signature this 26th day of February 1998.

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                                        Incorporator